Exhibit 21

                              THERMO FIBERTEK INC.

                         Subsidiaries of the Registrant

    At February 28,1997, the Registrant owned the following companies:

                                                State or        Registrant's
                                               Jurisdiction         % of
    Name                                     of Incorporation     Ownership
    -----------------------------------      ----------------   ------------

    AES Equipos y Sistemas S.A. de C.V.           Mexico             100
    Enviroprint Inc.                             Delaware            100
    Fibertek Construction Company, Inc.            Maine             100
    Thermo AES Canada Inc.                        Canada             100
    Thermo Web Systems, Inc.                   Massachusetts         100
      Fiberprep, Inc.                            Delaware             95
        (31.05% of which shares are owned
        directly by E. & M. Lamort, S.A.)
          Fiberprep Securities Corporation       Delaware            100
      Thermo Wisconsin, Inc.                     Wisconsin           100
    Thermo Fibergen Inc.                         Delaware             68
      GranTek Inc.                               Wisconsin           100
    Thermo Fibertek U.K. Limited              United Kingdom         100
      Vickerys Holdings Limited               United Kingdom         100
        Vickerys Limited                      United Kingdom         100
          Paperliners Limited                   New Zealand          100
          Vickerys Projects Limited           United Kingdom         100
          Winterburn Limited                  United Kingdom         100
    TMO Lamort Holdings Inc.                     Delaware            100
      E. & M. Lamort, S.A.                        France             100
        Lamort Equipamentos Industrieis LTDA      Brazil              60
        Lamort GmbH                               Germany            100
        Lamort Iberia S.A.                         Spain             100
        Lamort Italia S.R.L.                       Italy             100
        Lamort Paper Services Ltd.            United Kingdom         100
        Nordiska Lamort Lodding A.B.              Sweden             100